UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 9, 2024

Baxter International Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4448	36-0781620
(Commission File Number)	(I.R.S. Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

(224)948-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	BAX (NYSE)	New York Stock Exchange
NYSE Chicago
1.3% Global Notes due 2025	BAX 25	New York Stock Exchange
1.3% Global Notes due 2029	BAX 29	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act:   ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Appointment and Compensation of Jeffrey A. Craig as Director.
On September 8, 2024, Baxter International Inc. (the “Company”) appointed Jeffrey (Jay) A. Craig to its Board of Directors (the “Board”). Mr. Craig has also been appointed to serve as a member of the Audit Committee. Upon his appointment to the Board, the number of directors constituting the Board increased to 12 directors.
Mr. Craig is the former Chief Executive Officer and President of Meritor, Inc. (“Meritor”), a position he held from 2015 until 2021. He also served as Executive Chairman of the Board of Directors of Meritor in 2021 and a member of the Board of Directors of Meritor from 2015 until 2021. Prior to this, from 2014 to 2015, Mr. Craig was President and Chief Operating Officer, with oversight of Meritor’s business segments - Commercial Truck & Industrial and Aftermarket & Trailer. Prior to taking on the role of President and COO, Mr. Craig was Senior Vice President and President of Meritor’s Commercial Truck & Industrial segment from February 2013 to May 2014. He served as Senior Vice President and Chief Financial Officer at Meritor from February 2009 to January 2013 and held various leadership positions at Meritor since 2006. Before joining Meritor, Mr. Craig served as President and CEO of General Motors Acceptance Corp.’s (“GMAC”) Commercial Finance organization from 2001 to 2006. Prior to that, Mr. Craig was President and CEO of GMAC’s Business Credit division from 1999 until 2001. He joined GMAC as a general auditor in 1997 from Deloitte & Touche LLP, where he served as an audit partner. Mr. Craig currently serves as Chair of the Board of Directors of Hyliion Holdings Corp. and Chair of the Audit Committee of the Board of Directors for Arcosa Inc.
Mr. Craig will be compensated for his service as a director pursuant to the Company’s Non-Employee Director Compensation Plan filed as Exhibit 10.36 to the Company’s Annual Report on Form 10-K filed on February 8, 2024 (the “2023 Form 10-K”), and will be eligible to participate in the Company’s Directors’ Deferred Compensation Plan filed as Exhibit 10.27 to the Company’s 2023 Form 10-K. In connection with joining the Board, Mr. Craig will be granted equity awards as compensation for a portion of his 2024 service (representing the period between September 8, 2024 and the Company’s 2025 annual meeting of stockholders) in an amount consistent with the awards granted annually to non-employee directors, prorated for the full calendar months to be served during such period in accordance with the terms of the Company’s Non-Employee Director Compensation Plan. A description of the Company’s non-employee director compensation arrangements can be found in the section titled “Proposal 1. Election of Directors-Director Compensation” in the Company’s definitive proxy statement for its 2024 annual meeting of stockholders filed on March 25, 2024 and is incorporated herein by reference.
There are no arrangements or understandings between Mr. Craig and any other persons pursuant to which he was selected as a director, and there are no related party transactions, involving Mr. Craig that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.
A copy of the press release issued by the Company on September 9, 2024 announcing the appointment of Mr. Craig is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d)Exhibits.

Exhibit Number	Description

99.1	Press Release issued by Baxter International Inc., dated September 9, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: September 9, 2024

BAXTER INTERNATIONAL INC.

By:	/s/ Ellen K. Bradford
Name:	Ellen K. Bradford
Title:	Senior Vice President and Corporate Secretary